Exhibit1.1

PARAMETRIC SOUND CORPORATION

UNDERWRITING AGREEMENT

Los Angeles, California
________, 2012
MDB Capital Group, LLC
401 Wilshire Blvd., Suite 1020
Santa Monica, CA 90401

Ladies and Gentlemen:

The undersigned, Parametric Sound Corporation, a Nevada corporation (the “Company”), hereby confirms its agreement with MDB Capital Group, LLC (“MDB”) (hereinafter referred to as “you” (including its correlatives) or the “Underwriter”), as follows:

1.	Purchase and Sale of Securities.

1.1	Firm Securities.

1.1.1	Nature and Purchase of Firm Securities.

(i)           On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, an aggregate of One Million Seven Hundred Thousand (1,700,000)  shares (the “Firm Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”).

(ii)           The Underwriter agrees to purchase from the Company the Firm Shares set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $____ per Share (90.5% of the per Share public offering price). The Firm Shares are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2	Shares Payment and Delivery.

(i)           Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the fourth (4th) Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m. Eastern Time) or at such earlier time as shall be agreed upon by the Underwriter and the Company at the offices of Golenbock Eiseman Assor Bell & Peskoe, LLP, counsel to the Underwriter (“Golenbock”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii)           Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriter) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriter. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriter for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

1.2	Over-allotment Option.

1.2.1           Option Shares.  For the purposes of covering any over-allotments made by the Underwriter in connection with the distribution and sale of the Firm Shares, the Underwriter is hereby granted an option to purchase from the Company up to 300,000 Shares, representing fifteen percent (15%) of the Firm Shares sold in the offering (the “Over-allotment Option”). Such additional 300,000 Shares, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Shares.” The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Share set forth in Section 1.1.1 hereof. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Securities.”

1.2.2           Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriter, as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Effective Date. The Underwriter will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Underwriter, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriter, at the offices of Golenbock or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriter. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth herein, the Underwriter will become obligated to purchase the number of Option Shares specified in such notice.

1.2.3           Payment and Delivery.  Payment for the Option Shares will be made on the Option Closing Date by wire transfer in Federal (same day) funds as follows: $_______ per Option Share (90.5% of the per Option Share public offering price), payable to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriter) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriter. The Option Shares shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Underwriter for applicable Option Shares.

1.3           Underwriter’s Warrants. The Company hereby agrees to issue and sell to MDB on the Closing Date warrants to purchase that number of shares of Common Stock equal to an aggregate of 10% of the amount of Securities sold in the Offering, including all Option Shares (the “Underwriter’s Warrants”).  The Underwriter’s Warrants as evidenced by the Underwriter’s Warrant Agreement in the form attached hereto as Annex 1, shall be exercisable, in whole or in part, commencing one hundred eighty (180) days after the Effective Date and expiring five (5) years after the Effective Date at an initial exercise price per share of Common Stock of $6.25 [125% of the per share public offering price of the Securities].  The Underwriter’s Warrants and the shares of Common Stock of the Company issuable upon exercise thereof (“Warrant Shares”) are sometimes referred to herein collectively as the “Warrant Securities.”  MDB and its designees understand and agree that there are significant restrictions pursuant to FINRA Rule 5110(g) against transferring the Warrant Securities and by its acceptance thereof shall agree that it will not, sell, transfer, assign, pledge or hypothecate the Warrant Securities, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities other than in accordance with FINRA Rule 5110(g).

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Underwriter as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1	Filing of Registration Statement.

2.1.1           Pursuant to the Act.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333- 179177), including any related preliminary prospectus (the “Preliminary Prospectus”, which for purposes of this Agreement, includes any prospectus that is included in the Registration Statement immediately prior to the effectiveness of the Registration Statement for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act.  The Company believes that it satisfies the conditions for use of Form S-1 to register the Securities under the Act, as set forth in the General Instructions to such Form. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the preliminary prospectus, prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.”  For purposes of this Agreement, “Applicable Time”, as used in the Act, means _____:00 p.m., New York City time, on the date of this Agreement.  Prior to the Applicable Time, the Company prepared a Preliminary Prospectus, dated _______, 2012, and filed such Preliminary Prospectus with the SEC under Rule 424(a) on __________, 2012, for distribution by the Underwriter (the “Statutory Prospectus”).  If the Company has filed, or is required pursuant to the terms hereof to file, a registration statement pursuant to Rule 462(b) under the Securities Act registering the Securities (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission.  All of the Securities have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement.  The Registration Statement has been declared effective by the Commission on the date hereof.  If, subsequent to the date of this Agreement, the Company or the Underwriter have determined that at the Applicable Time the Statutory Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and have agreed to provide an opportunity to purchasers of the Securities to terminate their old purchase contracts and enter into new purchase contracts, the Statutory Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2           Registration under the Exchange Act and Stock Exchange Listing.  In connection with its listing of the Common Stock on The NASDAQ Capital Market (“NASDAQ”), the Company has filed with the Commission a Form 8-A12B (File Number 000-_____), as amended, providing for the registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Common Stock of the Company was registered under the Exchange Act on a Registration Statement on Form 10 (File Number 54020).  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing except as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

2.2           No Stop Orders, etc.  Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Statutory Prospectus, Prospectus or the Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3	Disclosures in Registration Statement.

2.3.1           10b-5 Representation.  At the time of effectiveness of the Registration Statement (or at the time of any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Statutory Prospectus and the Prospectus contained or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will, in all material respects, conform to the requirements of the Act and the Regulations.  On the Effective Date and at the Applicable Time, the Registration Statement, the Statutory Prospectus and Prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Closing Date and the Option Closing Date, if any, the Statutory Prospectus and the Prospectus (together with any supplement thereto) did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties made in this Section 2.3.1 do not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished by the Underwriter to the Company with respect to the Underwriter, expressly for use in the Registration Statement, the Statutory Prospectus or the Prospectus or any amendment thereof or supplement thereto, which information, it is agreed, shall consist solely of (i) the name and address of the Underwriter, (ii) the second sentence of the first paragraph under “Underwriting,” (iii) the fourth and seventh paragraphs under “Underwriting,” (iv) the statements in “Underwriting—Determination of Offering Price,” and (v) the first paragraph under “Underwriting—Stabilization, Short Positions and Penalty Bids.” (“Underwriter’s Information”).

2.3.2           Disclosure of Agreements.  The agreements and documents described in the Registration Statement, the Statutory Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act or the Regulations to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company is a party or by which, to the Company’s knowledge, its property is bound and (i) that is referred to in the Registration Statement, the Statutory Prospectus or the Prospectus or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, moratorium and similar laws of general application affecting the rights and remedies of creditors, (y) limitations imposed under applicable law on the availability and extent of equitable remedies and relief (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding may be brought, and (z) the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability or exculpation by a party where such indemnification, contribution or exculpation is against public policy or contrary to applicable law. None of such agreements or instruments has been assigned by the Company, and except as described in the Registration Statement, the Statutory Prospectus or the Prospectus neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder.  To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3           Prior Securities Transactions.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

2.3.4           Regulations.  The disclosures in the Registration Statement, the Statutory Prospectus and the Prospectus concerning the effects of federal, state and local regulation on the Company’s business as currently contemplated fairly summarize, to the Company’s knowledge, such effects.

2.4	Changes After Dates in Registration Statement.

2.4.1           No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company (a “Material Adverse Effect”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no member of the Company’s board of directors or management has resigned from any position with the Company.

2.4.2           Recent Securities Transactions, etc.  Since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities (other than shares of Common Stock that may be issued upon conversion of the Company’s outstanding warrants, options or indebtedness) or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5           Independent Accountants.  To the knowledge of the Company, Squar, Milner, Peterson, Miranda and Williamson, LLP (“SMPMW”), whose report is filed with the Commission as part of the Registration Statement, the Statutory Prospectus and the Prospectus, are independent registered public accountants as required by the Act and the Regulations. SMPMW is registered with and in good standing with the PCAOB. SMPMW has not, during the periods covered by the financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6           Financial Statements, Statistical Data.

2.6.1           Financial Statements.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus present fairly the information required to be stated therein. The Registration Statement, the Statutory Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, since the date of the financial statements therein (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any grants under any stock compensation plan and, (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

2.6.2           Statistical Data.  The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.7           Authorized Capital; Options, etc.  The Company had at the date or dates indicated in the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be, the duly authorized, issued and outstanding capitalization as set forth therein.  Based on the assumptions stated in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein.  Other than as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus on the Effective Date and the Closing Date and the Option Closing Date, if any, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Common Stock of the Company or any security convertible into Common Stock of the Company, or any contracts or commitments to issue or sell Common Stock or any such options, warrants, rights or convertible securities.

2.8	Valid Issuance of Securities, etc.

2.8.1           Outstanding Securities.  All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and, with respect to all issued and outstanding shares of capital stock of the Company, are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the Statutory Prospectus and the Prospectus. The offers and sales of the outstanding securities were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

2.8.2           Securities Sold Pursuant to this Agreement.  The Securities have been duly authorized and reserved for issuance and sale and when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the  Securities has been duly and validly taken.  The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Statutory Prospectus and the Prospectus.  The Warrant Shares issuable upon exercise of the Underwriter’s Warrant have been reserved for issuance upon the exercise thereof and, when issued in accordance with the terms of the Underwriter’s Warrant Agreement, will be duly and validly authorized, validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Warrant Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be.

2.8.3           No Integration.  Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

2.9           Registration Rights of Third Parties.  Except as set forth in the Registration Statement, the Statutory Prospectus or the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10        Validity and Binding Effect of Agreements.  This Agreement and the Underwriter’s Warrant Agreement have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, moratorium and similar laws of general application affecting the rights and remedies of creditors, (b) limitations imposed under applicable law on the availability and extent of equitable remedies and relief (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding may be brought, and (c) the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability or exculpation by a party where such indemnification, contribution or exculpation is against public policy or contrary to applicable law.

2.11         No Conflicts, etc.  The execution, delivery, and performance by the Company of this Agreement, the Underwriter’s Warrant Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any material lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Articles of Incorporation (as the same may be amended from time to time, the “Articles of Incorporation”); or (iii)  violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

2.12         No Defaults; Violations.  No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any material term or provision of its Articles of Incorporation, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13	Corporate Power; Licenses; Consents.

2.13.1   Conduct of Business.  The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Registration Statement, the Statutory Prospectus and the Prospectus, except to the extent that any such failure would not have a Material Adverse Effect.

2.13.2   Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and the Underwriter’s Warrant Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained or will be obtained prior to the issuance thereof. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement and the Underwriter’s Warrant Agreement, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14        D&O Questionnaires.  To the knowledge of the Company, the material information contained in the questionnaires completed by each of the Company’s directors and officers (the “Insiders”) as of a date reasonably proximate before the Offering (the “Questionnaires”) as well as in the Lock-Up Agreement provided to the Underwriter is true and correct.  The Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect in any material respect.

2.15        Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any Insider in his capacity as an officer or director which has not been disclosed in the Registration Statement, the Questionnaires, the Statutory Prospectus and the Prospectus.

2.16         Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Nevada as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

2.17	Transactions Affecting Disclosure to FINRA.

2.17.1   Finder’s Fees.  Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company with respect to the sale of the Securities hereunder or, to the knowledge of the Company, any other arrangements, agreements or understandings of any of its officers, directors or stockholders that may affect the underwriter compensation, as determined by FINRA.

2.17.2   Payments Within Twelve Months.  Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii)  to any FINRA member; or (iii)  to any person or entity that to the Company’s knowledge, has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date. To the knowledge of the Company, no officer, director, or 10% or greater beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member, a person associated, or affiliated with a member of the FINRA.

2.17.3   Company Affiliate Membership.  Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus ,to the knowledge of the Company, no Company Affiliate is an owner of stock or other securities of any member of the FINRA (other than securities purchased on the open market).

2.17.4   Subordinated Loans.   Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, to the knowledge of the Company, no Company Affiliate has made a subordinated loan to any member of the FINRA.

2.17.5   Use of Proceeds.  Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Securities (excluding underwriting compensation and expenses) will be paid to any person or entity known by the Company to be a FINRA member, or person associated or affiliated with a member of the FINRA.

2.17.6   No other Options, etc.  To the Company’s knowledge, except with respect to the Underwriter’s Warrant Agreement, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

2.17.7   FINRA Relationship.  Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, to the Company’s knowledge, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of the FINRA.

2.17.8   FINRA Conflicts.  Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, to the Company’s knowledge, no FINRA member intending to participate in the Offering has a conflict of interest with the Company.  For this purpose, a “conflict of interest” exists when a member of the FINRA and its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity.  “Members participating in the Offering” include managing agents, syndicate group members and all dealers which are members of the FINRA.

2.17.9   Other Arrangements.  Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus and except with respect to the Underwriter in connection with the Offering, to the Company’s knowledge, it has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer of any warrants, options, or other securities from the Company to a FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and any related persons.

2.18        Foreign Corrupt Practices Act.   Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is aware of or has taken any action directly or indirectly, that would result in a material violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have each conducted its business in compliance in all material respects with the FCPA and instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

2.19        Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to you or to Golenbock shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

2.20	Lock-Up Period.

2.20.1   Each of the Company’s officers and directors beneficially holding shares of Common Stock (or securities convertible into Common Stock) (together with the Company’s officers and directors the “Lock-Up Parties”) have agreed to execute and deliver Lock-Up Agreements which provide that for a period of 180 days from the date of the Prospectus (the “Lock-Up Period”), such persons and their affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, without the consent of MDB.  The form of Lock Up Agreement is attached hereto as Annex 3. MDB may consent to an early release from the applicable Lock-Up Period if, in its opinion, the market for the Common Stock would not be adversely impacted by sales. The Company has caused each of the Lock-Up Parties to deliver to the Underwriter the agreements of each of the Lock-Up Parties to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.

2.20.2   The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of MDB, it will not, for a period of 180 days from the Effective Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than options and similar awards under the employee equity plans of the Company and the exercise of such options and similar awards; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than the registration of any stock or equity compensation plans) or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

2.21        Subsidiaries.  The Company has no Subsidiaries

2.22        Related Party Transactions.  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

2.23        Board of Directors.  The Board of Directors of the Company is comprised of the persons set forth under the heading of the Statutory Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of NASDAQ. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of NASDAQ. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of NASDAQ.

2.24	Sarbanes-Oxley Compliance.

2.24.1   Disclosure Controls.  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, which states that the Company has determined that its internal control over financial reporting is not effective, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.24.2   Compliance.  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.25        No Investment Company Status.  The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.26        No Labor Disputes.   No labor dispute with the employees of the Company exists or, to the Company’s knowledge, is imminent.

2.27        Intellectual Property.  None of the Intellectual Property necessary for the conduct of the business of the Company as currently carried on and as contemplated by the Company, as described in the Registration Statement, the Statutory Prospectus and the Prospectus, is the subject of any notice of dispute received by the Company.  The Company (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, all of its Intellectual Property and the licenses and rights with respect to the foregoing, used in the conduct of the business of the Company and its Subsidiaries as currently carried on and contemplated by the Company, as described in the Registration Statement, the Statutory Prospectus and the Prospectus, without, to the knowledge of the Company, infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property with respect to the use thereof or in connection therewith for the conduct of its business or otherwise. For the purposes of this Section and this Agreement, the term “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, diagrams, specifications, customer and supplier lists, catalogs, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation) (whether purchased or internally developed), (g) all information systems and management procedures, (h) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium)..

2.28        Taxes.  The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement, the Statutory Prospectus and the Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Underwriter, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1           Amendments to Registration Statement.  The Company will deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement, the Statutory Prospectus or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object in writing.

3.2	Federal Securities Laws.

3.2.1           Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2           Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Underwriter) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3           Exchange Act Registration.  For a period of five (5) years from the Effective Date, or until such earlier time as the Company is merged with or into another entity or is liquidated, (i) the Company will use its best efforts to maintain the registration of the Common Stock under the Exchange Act, and (ii) unless it has the prior written consent of MDB, the Company will not deregister the Common Stock from under the Exchange Act.

3.2.4           Sarbanes-Oxley Compliance.  The Company shall take all actions necessary to maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company, including maintenance of a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.3          Blue Sky Filing.  The Company will endeavor in good faith, in cooperation with the Underwriter to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction.  In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction. The Company, at its expense, will cause its counsel to provide to the Underwriter a Preliminary Blue Sky Memorandum and Final Blue Sky Memorandum, in such quantities as the Underwriter reasonably request, for its use and the use of the selling members in connection with the offer and sale of the Securities.

3.4          Delivery to the Underwriter of Prospectuses.  The Company will deliver to the Underwriter, without charge, from time to time during the period when a prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Statutory Prospectus and Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriter two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of SMPMW.

3.5          Effectiveness and Events Requiring Notice to the Underwriter.  The Company will use its reasonable best efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months from the Applicable Time and will notify the Underwriter immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement, Statutory Prospectus or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Statutory Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Statutory Prospectus or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6          Secondary Market Trading and Standard & Poor’s.   The Company will apply to be included in Standard & Poor’s Daily News and Corporation Records Corporate Descriptions for a period of five (5) years immediately after the Effective Date.

3.7	Reports to the Underwriter.

3.7.1           Periodic Reports, etc.  For a period of two (2) years from the Effective Date, the Company will furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Underwriter such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Underwriter may from time to time reasonably request, provided that the Underwriter shall sign, if required by the Company,  a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the person or persons requesting the information and company counsel.  Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriter pursuant to this Section.

3.7.2           Transfer Sheets.  For a period of two (2) years from the Effective Date, the Company shall retain a transfer and registrar agent acceptable to the Underwriter (the “Transfer Agent”), and for a period of two (2) years from the Effective Date, the Company shall furnish to the Underwriter at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Underwriter may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.  Interwest Transfer Company, Inc., is acceptable to the Underwriter to act as the Transfer Agent for the Common Stock.

3.7.3           Trading Reports.  During such time as the Shares are listed on NASDAQ, the Company shall provide to the Underwriter, at the Company’s expense, such reports published by NASDAQ relating to price trading of the Common Stock, as the Underwriter shall reasonably request.

3.8           Payment of General Expenses Related to the Offering.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering (including the Option Shares) with the Commission; (b) all COBRADesk filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of the Common Stock on NASDAQ and such other stock exchanges as the Company and the Underwriter together determine; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors and the Company; (e) the negotiated, set fees and disbursements of the Underwriter’s counsel in connection with the Offering, which shall be $125,000, of which $30,000 has been paid prior to the Applicable Time; (f) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Underwriter may reasonably designate; (g) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Underwriter may reasonably designate; (h) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Memorandums and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriter’s Questionnaire and Power of Attorney), Registration Statements, Preliminary Prospectuses, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriter may reasonably deem necessary, (i) the costs and expenses of the public relations firm, if any; (j) the costs of preparing, printing and delivering certificates representing the Securities; (k) fees and expenses of the transfer agent for the Common Stock; (l) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (m) the fees and expenses of the Company’s accountants; (o) the fees and expenses of the Company’s legal counsel and other agents and representatives; (n) the Underwriter’s use of i-Deal’s book-building, prospectus tracking and compliance software for the Offering; (p) the Underwriter’s actual “road show” expenses for the Offering; (r) the costs of mailing prospectuses to prospective investors; and (s) one-half of the costs associated with advertising the Offering in the national editions of the Wall Street Journal and New York Times after the Closing Date. The Underwriter may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriter and the balance of the fees and expenses of the Underwriter’s counsel. It is agreed, that the expenses to be reimbursed to the Underwriter, in the aggregate for any and all of the above, will not exceed $135,000.

3.9           Application of Net Proceeds.  The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

3.10        Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.11           [RESERVED]

3.12           Stabilization.  Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of MDB) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.13           Accountants.  The Company shall retain a nationally recognized independent certified public accounting firm for a period of at least three (3) years after the Effective Date.  The Underwriter acknowledges that SMPMW is acceptable to the Underwriter.

3.14           Director and Officer Insurance.  As of the Closing, the Company will have obtained director and officer insurance in an aggregate coverage amount of not less than $10,000,000, to be effective as of the Closing, under a form of insurance policy that is reasonably acceptable to the Underwriter.

3.15           FINRA.  The Company shall advise the Underwriter (who shall make an appropriate filing with FINRA) if it becomes aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Securities.

3.16           No Fiduciary Duties.  The Company acknowledges and agrees that the Underwriter’s responsibility to the Company is solely contractual in nature and that neither the Underwriter nor its affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.17           Reservation of Shares.  The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Underwriter’s Warrant Agreement outstanding from time to time.

4.           Conditions of Underwriter’s Obligations.  The obligations of the Underwriter to purchase and pay for the Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and, as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder, and (iv) the following conditions:

4.1	Regulatory Matters.

4.1.1           Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on __________, 2012 or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Durham Jones & Pinegar, P.C.

4.1.2           FINRA Clearance.  By the Effective Date, the Underwriter shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement.

4.1.3           Stock Exchange Clearance.  On the Closing Date, the Common Stock, including the Securities, shall have been approved for listing on NASDAQ.

4.1.4           Blue Sky.  The Underwriter will have received from the counsel to the Company, such forms of Preliminary Blue Sky Memorandums as reasonably requested, and at the Closing Date, dated as of the Effective Date, the Underwriter will have received from the counsel to the Company, a Final Blue Sky Memorandum, in each case indicating those jurisdictions in the United States and its territories in which the Securities may be offered and sold in the Offering.  The Underwriter will be provided a reasonable number of original copies of the Preliminary Blue Sky Memorandums and Final Blue Sky Memorandum, and the Underwriter is hereby granted the right to provide copies thereof to members of the selling group, including selected dealers, indicating that such members may rely on the Preliminary Blue Sky Memorandum and Final Blue Sky Memorandum.

4.2	Company Counsel Matters.

4.2.1            Closing Date Opinion of Counsel.  On the Closing Date, the Underwriter shall have received the opinion of Durham Jones & Pinegar, P.C., counsel to the Company, (a form of such opinion is attached as Annex 2 hereto) which opinion will include a statement of negative assurance (a form of which is attached as part of Annex 2 hereto), dated the Closing Date, addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter.

4.2.2           Option Closing Date Opinion of Counsel. On the Option Closing Date, if any, the Underwriter shall have received the opinion of Durham Jones & Pinegar, P.C. which opinion will include a statement of negative assurance listed in Section 4.2.1, dated the Option Closing Date, addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter, confirming as of the Option Closing Date, the statements made by such counsel in its respective opinion and statement of negative assurance delivered on the Closing Date.

4.2.3           Reliance. In rendering such opinions, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Golenbock if requested. The opinion of Durham Jones & Pinegar, P.C., shall include a statement to the effect that it may be relied upon by counsel for the Underwriter in its opinion delivered to the Underwriter.

4.3           Cold Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a cold comfort letter, addressed to the Underwriter and in form and substance satisfactory in all respects to you and to Golenbock from SMPMW dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any.

4.4	Officers’ Certificates.

4.4.1           Officers’ Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Underwriter will have received such other and further certificates of officers of the Company as the Underwriter may reasonably request.

4.4.2           Secretary’s Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying: (i) that the Articles of Incorporation are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) attached to the certificate is the complete correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5           No Material Changes.  As of the date of the Statutory Prospectus and thereafter and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Statutory Prospectus and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company,  threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, Statutory Prospectus and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Statutory Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and none of the Registration Statement, the Statutory Prospectus and the Prospectus and any amendment or supplement thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6	Delivery of Agreements.

4.6.1           Effective Date Deliveries.  On or prior to the Effective Date, the Company shall have delivered to the Underwriter executed copies of this Agreement and the Lock-Up Agreements.

4.6.2           Closing Date Deliveries.  On the Closing Date, the Company shall have delivered to the Underwriter an executed copy of the Underwriter’s Warrant Agreement.

5.	Indemnification.

5.1	Indemnification of the Underwriter.

5.1.1           General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter and each dealer selected by the Underwriter that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls the Underwriter and the dealer (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between the Underwriter and the Company or between the Underwriter and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Statutory Prospectus or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in strict conformity with “Underwriter’s Information” (as described in Section 2.3.1) furnished to the Company by the Underwriter. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Registration Statement, the Statutory Prospectus or the Prospectus.  Notwithstanding anything to the contrary, in no event shall the Company be obligated to indemnify pursuant to this Section 5.1.1 for any loss, liability, claim, damage or expense arising out of or related to a breach of the representations contained in Section 4 hereof if such breach was caused by the action or inaction of the Underwriter or its related persons.

5.1.2           Procedure.  If any action is brought against the Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, the Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Underwriter or such Selected Dealer or Controlling Person, as the case may be) and payment of actual expenses. Any delay in notice will not relieve the Company of any liability to an indemnified party, except to the extent that the Company demonstrates that the delay prejudiced the defense of the action. Any indemnified person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel which are incurred after the Company assumes the defense of the action shall be at the expense of the Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company fails to assume the defense or to employ counsel to have charge of the defense of such action within a reasonable time after notice of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys (in addition to local counsel) selected by the Underwriter, Selected Dealer and/or Controlling Person in their sole discretion shall be borne by the Company and paid as incurred or, at the option of the indemnified party, advanced pursuant to Section 5.1.4.

5.1.3           Settlement. The Company will not effect any settlement of a proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified person is a party therein) unless the Company has given the Underwriter, Selected Dealer or Controlling Person, as the case may be, reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from any liabilities arising out of such proceeding.  The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party, without that party's prior written consent.  Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall conduct the defense of an action as provided in Section 5.1.2., the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld, except that if the Company is required to and nonetheless fails to reimburse or advance the expenses of such defense, then the Company shall be bound by any determination made in the action or by any compromise or settlement made by the indemnified party without the Company’s written consent, provided the indemnified party provides the Company 30 days prior notice of its intention to settle or compromise such action.

5.1.4           Advances.  Notwithstanding any other provision hereof, the Company shall advance, to the extent not prohibited by law, all expenses reasonably anticipated to be incurred by or on behalf of the Underwriter, a Selected Dealer or Controlling Person in connection with any proceeding, whether pending or threatened, within fifteen (15) days of receipt of a statement or statements from such indemnified parties, or any of them, requesting such advances from time to time.  This advancement obligation shall include any retainers of counsel engaged by indemnified parties. Any statement requesting advances shall evidence the expenses anticipated or incurred by the indemnified party with reasonable particularity and may include only those expenses reasonably expected to be incurred within the 180-day period following each statement.  In the event some portion of the amounts advanced are unused, or in the event a court of ultimate jurisdiction determines that the indemnified parties are not entitled to be indemnified against certain expenses, the recipient shall return the unused or disallowed portion of any advances within ninety (90) days of the final disposition of any proceeding to which such advances pertain.

5.2           Indemnification of the Company.  The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, the Statutory Prospectus or the Prospectus or any amendment or supplement thereto or in any application, made in reliance upon and in strict conformity with the “Underwriter’s Information” furnished by the Underwriter to the Company expressly for use in the Registration Statement, the Statutory Prospectus or the Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on the Registration Statement, the Statutory Prospectus or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 5.1.2.

5.3	Contribution.

5.3.1           Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of the Underwriter or the Company, as applicable, and each person, if any, who controls the Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriter or the Company, as applicable.

5.3.2           Contribution Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

6.	Additional Covenants.

6.1           Prohibition on Press Releases and Public Announcements.  The Company will not issue press releases or engage in any other publicity, without the Underwriter’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

7.	Effective Date of this Agreement and Termination Thereof.

7.1           Effective Date.  This Agreement shall become effective when both the Company and the Underwriter have executed the same and delivered counterparts of such signatures to the other party.

7.2           Termination.  You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your reasonable opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NASDAQ, the NASDAQ Global Market or the NASDAQ Capital Market or AMEX shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or substantively similar military conflict, or a substantial increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority or foreign authority which has a substantial disruptive effect on or adversely impacts the United States securities markets, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your reasonable opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Underwriter shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Underwriter’s good faith judgment would make it impracticable to proceed with the offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriter for the sale of the Firm Shares or Option Shares.

7.3           Expenses.  In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriter its actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable (including the non-refundable advance related to its legal counsel, Golenbock, of $30,000); provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

7.4           Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.	Miscellaneous.

8.1           Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Underwriter:

MDB Capital Group, LLC 401
Wilshire Boulevard, Suite 1020
Santa Monica, CA 90401
Attn: Compliance Officer
Fax No.:  310-526-5020

Copy to:

Golenbock Eiseman Assor Bell & Peskoe, LLP
437 Madison Avenue – 40th Floor
New York, New York 10022
Attn.: Andrew D. Hudders, Esq.
Fax No.: 212-754-0330

If to the Company:

Parametric Sound Corporation
1941 Ramrod Avenue, Suite #100
Henderson, NV 89014
Attn: Chief Executive Officer
Fax No.:

Copy to:

Joshua E. Little, Esq.
Durham Jones & Pinegar, P.C.
192 E. 200 N., Third Floor
St. George, Utah 84770
Fax No.: 435-628-1610

8.2           Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

8.3           Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

8.4           Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.5           Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Underwriter.

8.6           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. Any process or summons to be served upon the Company in connection with any action, proceeding or claim against it arising out of, or relating in any way to this Agreement may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

8.7           Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

8.8           Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

8.9           No Fiduciary Relationship. The Company hereby acknowledges that the Underwriter is acting solely as the underwriter in connection with the offering of the Company's securities. The Company further acknowledges that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm's length basis and in no event do the parties intend that the Underwriter be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the offering of the Company's securities, either before or after the date hereof. The Underwriter hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriter to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company's securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours, PARAMETRIC SOUND CORPORATION By: __________________________ Name: Title:

Accepted as of the date hereof:

MDB CAPITAL GROUP LLC

By: ___________________________________
Name:
Title:

ANNEX 1

Form of Underwriter’s Warrant Agreement

ANNEX 2

[Form of Opinion as Issuer’s Counsel]

(i)           The Company is a corporation validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own or lease, as the case may be, its respective properties, and to conduct its business, as described in the Registration Statement, Statutory Prospectus and Prospectus.

(ii)         Based solely as to factual matters on representations and warranties by the Company, the shares of Common Stock outstanding prior to the issuance of the Securities and the Warrant Securities have been duly authorized and validly issued and are fully paid and non-assessable.  The authorized capital stock of the Company conforms as to legal matters to the description thereof under the caption “Description of Our Capital Stock” contained in the Statutory Prospectus and Prospectus.

(iii)        The Securities and the Warrant Securities to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized and, when issued to and paid for by you in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and, to the best of our knowledge, free of preemptive rights.

(iv)         The Company has the corporate power and authority to enter into the Underwriting Agreement and the Underwriter’s Warrant Agreement and to issue, sell and deliver the Securities to the Underwriter and the Warrant Securities to the Underwriter as provided in the Underwriting Agreement and the Underwriter’s Warrant Agreement. The Underwriting Agreement and the Underwriter’s Warrant Agreement have been duly authorized and executed by the Company and constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, moratorium and similar laws of general application affecting the rights and remedies of creditors, (b) limitations imposed under applicable law on the availability and extent of equitable remedies and relief (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding may be brought, and (c) the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability or exculpation by a party where such indemnification, contribution or exculpation is against public policy or contrary to applicable law.

(v)          The execution, delivery and performance of the Underwriting Agreement and the Underwriter’s Warrant Agreement by the Company, and the issuance and sale of the Securities and the Warrant Securities, do not (a) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company, or (c) to our knowledge, violate any judgment or other governmental order applicable to the Company or any provision of any federal or Nevada statute, rule or regulation applicable to the Company.

(vi)         The Registration Statement, Statutory Prospectus and the Prospectus comply as to form in all material respects with the requirements for registration statements of Form S-1 under the Securities Act and the applicable rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements and schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, Statutory Prospectus or the Prospectus.  In passing upon the compliance as to form of the Registration Statement, Statutory Prospectus and the Prospectus, we have assumed that the statements made and incorporated by reference therein are correct and complete.  To our knowledge, there are no contracts or other documents, or legal or governmental proceedings to which the Company is a party, that are required to be described in the Registration Statement, Statutory Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

(vii)        Based on a notice of effectiveness received from the Commission and telephonic inquiry immediately prior to the delivery of this opinion, the Registration Statement is effective under the Act. To counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or overtly threatened by the Commission.  Any required filing of the Statutory Prospectus and Prospectus, and any required supplement thereto, pursuant to Rule 424 under the Securities Act, has been made in the manner and within the time period required by Rule 424.

(viii)      The Company is not and, after giving effect to the Offering and sale of the Securities and the Warrant Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ix)         No consent, approval, authorization or filing with or order of any federal or Nevada court or governmental agency or body having jurisdiction over the Company is required for compliance by the Company with the provisions of the Underwriting Agreement and the Underwriter’s Warrant Agreement, except such as have been obtained or as may be required under state securities laws in connection with the purchase and distribution of such Securities and Warrant Securities.

(x)           The Company has taken all necessary corporate action to authorize and approve a reverse stock split of its Common Stock on the basis of one share of Common Stock for each and every [five] shares of Common Stock issued and outstanding [immediately] prior to the Applicable Time, and the reverse stock split has become effective under the laws of the State of Nevada.

Counsel has participated in conferences with officers and other representatives of the Company, the Underwriter and the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement, Statutory Prospectus and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, Statutory Prospectus and the Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts have come to the attention of such counsel which caused them to believe that the Statutory Prospectus at the time it was first used by the Underwriter or the Registration Statement, including the Prospectus forming a part thereof, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the and Prospectus as of the date hereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that  counsel does not express any view and shall not be deemed to have rendered an opinion with respect to the financial statements, schedules and other financial data, statistical data and information and matters regarding non-United States laws, rules and regulations included in the Registration Statement, Statutory Prospectus or the Prospectus).

ANNEX 3

Form of Lock-Up Letter

                                                   Dated as of __________, 2012

MDB Capital Group, LLC
401 Wilshire Boulevard
Santa Monica, California 90401

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Parametric Sound Corporation, a Nevada corporation (the “Company”), and MDB Capital Group, LLC (“MDB”) relating to a proposed underwritten public offering of shares (the “Shares”) of the Company’s Common Stock (the “Common Stock”).

In order to induce MDB to enter into the Underwriting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 180th day after the date of the Prospectus (as defined in the Underwriting Agreement) (the “Lock-Up Period”), the undersigned, or any affiliated party of the undersigned, will not, without the prior written consent of MDB, directly or indirectly:

(i)           offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)           enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise. Moreover, if:

(i)           during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(ii)          prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless MDB waives, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of MDB, transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock as a bona fide gift or gifts, or by will or intestacy, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family or to a charity or educational institution; provided, however, that it shall be a condition to the transfer that (A) the transferee executes and delivers to MDB not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement  and otherwise satisfactory in form and substance to MDB, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a transfer for value and that such transfer is being made as a gift or by will or intestacy, as the case may be. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, and (ii) the Company may, with respect to any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by the Underwriting Agreement or sold in connection with the sale of Common Stock pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

 IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name: ____________